Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Webster Financial Corporation:
     We consent to incorporation by reference in the Registration Statement on Form S-8 related to the 2001 Directors Retainer Fees Plan of our reports dated March 10, 2005, which reports appear in the December 31, 2004 annual report on Form 10-K of Webster Financial Corporation, incorporated by reference herein.
/s/ KPMG LLP
Hartford, Connecticut
February 24, 2006